Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Consolidated Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Consolidated Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated April 29, 2021, in the Registration Statement (Form N-2) of Stone Ridge Trust V for the year ended February 28, 2021, filed with the Securities and Exchange Commission in this Amendment No. 12 (Registration No. 811-23120).

                    /s/ Ernst & Young LLP

Minneapolis, Minnesota

June 28, 2021